Exhibit 32.1


                                  CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ING USA Annuity and Life Insurance Company (the "Company") hereby certifies that, to the officer's knowledge, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


May 14, 2004                    By /s/ David A. Wheat
    (Date)                         ---------------------------------------------
                                   David A. Wheat
                                   Director, Senior Vice President and
                                     Chief Financial Officer